Exhibit 99.1
Baker Hughes Announces CEO Succession Plan
HOUSTON, Texas — April 28, 2011. Baker Hughes Incorporated (NYSE: BHI) held its annual stockholders meeting this morning in Houston, Texas. At its regularly scheduled Board of Directors meeting following the annual meeting, the Board, acting in accordance with its established succession plan, approved the transition of Chad C. Deaton, Chairman of the Board and Chief Executive Officer, to the new role of Executive Chairman beginning January 1, 2012. At that time Martin S. Craighead will assume the position of Chief Executive Officer in addition to his role as President of Baker Hughes.
Mr. Deaton said, “In October 2011, I will have served seven years as the leader of Baker Hughes. We have accomplished the major objectives I had when I joined the company in the fall of 2004 and I am very proud to have shared this success with our outstanding employees, management team and Board of Directors. We have expanded and refocused the company, building its competitive strengths while maintaining financial discipline and improving our returns. We have established a strong culture based on our Core Values of Integrity, Performance, Learning and Teamwork.
“I have tremendous respect for Martin’s abilities and confidence in his leadership. As an experienced operations executive, Martin has an exceptional background for the CEO role. He has been with the company for over 25 years, including management roles in both the United States and other countries. He is one of the veterans of the company’s management team who has effectively mobilized our people and technology into a new geographic alignment as a leading global supplier of oilfield services.”
H. John Riley, Lead Director of the company’s Board of Directors, said that “The entire board is extremely appreciative of Chad Deaton’s outstanding leadership and significant contributions to the success of Baker Hughes over the past several years. He has implemented a strategy for growth and improved performance that has reenergized and broadened the horizons for the company. We look forward to Chad’s active involvement in his new role as Executive Chairman.

Baker Hughes Incorporated News Release
Baker Hughes Announces CEO Succession Plan
“The Board joins me in congratulating Martin for earning the opportunity to lead Baker Hughes in the future as the company continues its growth as a leader in our industry. Baker Hughes is extremely well positioned for the future.”
Biographical Information
Martin Craighead, 51, has been with the company since 1986 serving as President since 2010 and Chief Operating Officer since 2009, Senior Vice President from 2009 to 2010, Group Vice President of Drilling and Evaluation beginning in 2007, Vice President of the company from 2005 until 2009, and in various officer positions with numerous Baker Hughes subsidiaries as well as leadership roles in a wide variety of product lines both in the US and foreign countries.
Forward Looking Statements
This news release (and oral statements made regarding the subjects of this release), contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward—looking statement”). The words “will,” and similar expressions are intended to identify forward—looking statements. Our expectations with regard to succession matters are subject to various factors and conditions. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward—looking statement.
Baker Hughes provides reservoir consulting, drilling, pressure pumping, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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